UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2024
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#140, 14315 – 118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)The Company held its annual general meeting of shareholders (the "2024 Meeting") virtually on June 14, 2024.

(b)The following proposals were voted upon at the 2024 Meeting and the final voting results with respect to each such proposal are set forth below:

Proposal 1: At the 2024 Meeting, shareholders voted on the election of Dr. Daniel Billen, Mr. Peter Greenleaf, Dr. David R.W. Jayne, Mr. R. Hector MacKay-Dunn, Ms. Jill Leversage, Dr. Brinda Balakrishnan, Dr. Karen Smith, Mr. Jeffrey A. Bailey and Dr. Robert T. Foster to serve as members of the Company's board of directors until the annual general meeting of shareholders to be held in 2025.

Nominee	For	Withheld	Broker Non-Votes
Dr. Daniel Billen	33,343,245	43,247,441	19,865,665
Mr. Peter Greenleaf	36,942,214	39,681,657	19,832,480
Dr. David R.W. Jayne	47,961,382	28,672,488	19,822,481
Mr. R. Hector MacKay-Dunn	35,001,819	41,588,866	19,865,666
Ms. Jill Leversage	48,882,668	27,741,202	19,832,481
Dr. Brinda Balakrishnan	36,406,544	40,184,139	19,865,668
Dr. Karen Smith	38,979,544	37,644,485	19,832,322
Mr. Jeffrey A. Bailey	38,651,711	37,972,319	19,832,321
Dr. Robert T. Foster	39,405,046	37,218,984	19,832,321

Shareholders re-elected five of nine incumbent directors to the Board of Directors (the Board). The four directors, while elected under applicable corporate law, who received less than majority support are Peter Greenleaf, Director, President and CEO; Daniel G. Billen, Ph.D., Director, Chair of the Board, Chair of the Compensation Committee, and Member of the Audit Committee; R. Hector MacKay-Dunn, J.D., K.C., Director, Chair of the Governance & Nomination Committee and Member of the Compensation Committee; and Brinda Balakrishnan, M.D., Ph.D., Director, Member of the Compensation Committee.

As required by the Company’s Majority Voting Policy, these directors have submitted their conditional resignations as directors of the Company for consideration by the Board. Pursuant to the Majority Voting Policy, the Board will consider these conditional resignations and communicate their decision and resulting actions within the 90-day period specified in the Majority Voting Policy.

Proposal 2: Based upon the following votes, the shareholders approved the appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company's independent registered public accounting firm until the annual general meeting of shareholders to be held in 2025 or until a successor is appointed.

For	Against	Abstain	Broker Non-Votes
85,574,567	8,080,642	2,801,141	1

Proposal 3: Based upon the following votes, the shareholders did not approve on a non-binding advisory basis, a "say on pay" resolution regarding the Company's executive compensation.

For	Against	Abstain	Broker Non-Votes
30,780,033	45,321,684	522,314	19,832,320

Proposal 4: Based upon the following votes, the shareholders did not approve the Company's Amendment to the Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
35,700,702	40,481,025	442,301	19,832,323

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 14, 2024

AURINIA PHARMACEUTICALS INC.

By:	/s/ Stephen P. Robertson
Name:	Stephen P. Robertson
Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer